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                                                                     EXHIBIT 15

Performance Food Group Company
Richmond, Virginia

Ladies and Gentlemen:

Re:   Registration Statements Nos. 33-72400, 333-12223, 333-78229, 333-60528,
      333-102154, 333-102155, 333-105082, 333-117355, 333-24679, 333-61612,
      333-68877, 333-48462 and 333-63610

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 11, 2005 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                        Very truly yours,
                                        /s/ KPMG LLP
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Richmond, Virginia
May 16, 2005